CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 9, 2004, relating to the financial statements and financial highlights which appears in the June 30, 2004 Annual Report to Shareholders of Cullen Value Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP[GRAPHIC OMITTED]

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
January 14, 2005